2,400,000 SHARES

                   FIRST TRUST ENERGY INCOME AND GROWTH FUND

                      COMMON SHARES OF BENEFICIAL INTEREST
                          (PAR VALUE $0.01 PER SHARE)





                             UNDERWRITING AGREEMENT




July 26, 2012

                                                                   July 26, 2012




Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
RBC Capital Markets, LLC

     as representatives of the several
     Underwriters named in Schedule I hereto

c/o  Morgan Stanley & Co. LLC
     1585 Broadway
     New York, New York 10036

     Citigroup Global Markets Inc.
     388 Greenwich Street
     New York, New York 10013

     RBC Capital Markets, LLC
     Three World Financial Center
     200 Vesey Street, 8th Floor
     New York, NY 10281

Ladies and Gentlemen:

       First Trust Energy Income and Growth Fund, a business trust organized under the laws of the Commonwealth of Massachusetts (the "FUND"), is a non-diversified closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"). The Fund proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS") 2,400,000 shares of its common shares of beneficial interest (par value $0.01 per share) (the "FIRM SHARES"). The Fund also proposes to issue and sell to the several Underwriters not more than an additional 360,000 shares of its common shares of beneficial interest (par value $0.01 per share) (the "ADDITIONAL SHARES") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase all or any part of such shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The common shares of beneficial interest (par value $0.01 per share) of the Fund to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON SHARES."

       First Trust Advisors L.P. (the "ADVISOR") acts as the Fund's investment advisor pursuant to an Investment Management Agreement between the Advisor and the Fund (the "INVESTMENT MANAGEMENT AGREEMENT"). Energy Income Partners, LLC ("SUBADVISOR" and, together with Advisor, the "INVESTMENT ADVISORS") acts as the Fund's subadvisor pursuant to a Sub-Advisory Agreement among the Fund, the Advisor and the Subadvisor (the "SUB-ADVISORY AGREEMENT").

       The Fund has filed with the Securities and Exchange Commission (the "COMMISSION") a notification on Form N-8A (the "NOTIFICATION") of registration of the Fund as an investment company and a registration statement on Form N-2, including a prospectus and a statement of additional information incorporated by reference in the prospectus, relating to the Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time (as defined in Section 10), has become effective. The Fund has filed, as part of an amendment to the Registration Statement or pursuant to Rule 497 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), one or more amendments thereto, including a related Preliminary Final Prospectus (including the statement of additional information incorporated by reference therein), each of which has previously been furnished to you. The Fund will file with the Commission a final prospectus supplement (including the statement of additional information incorporated by reference therein) related to the Shares in accordance with Rule 497.

       As filed, such final prospectus supplement (including the statement of additional information incorporated by reference therein), together with the Basic Prospectus, shall contain all information required by the Securities Act and the Investment Company Act and the Rules and Regulations and, except to the extent that Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and RBC Capital Markets, LLC shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and the Preliminary Final Prospectus) as the Fund has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1).

       For purposes of this Agreement, "REGISTRATION STATEMENT" means the registration statement referred to in the preceding paragraph, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 497 and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any related Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b)

Registration Statement, as the case may be. "RULE 462(B) REGISTRATION STATEMENT" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the Registration Statement. The "BASIC PROSPECTUS" shall mean the prospectus (including the statement of additional information incorporated by reference herein) referred to in the paragraph above contained in the Registration Statement at the time it became effective. The "PRELIMINARY FINAL PROSPECTUS" shall mean any preliminary prospectus supplement (including the statement of additional information incorporated by reference therein) to the Basic Prospectus filed with the Commission pursuant to Rule 497, which describes the Shares and the offering thereof and is used prior to the filing of the Final Prospectus, together with the Basic Prospectus. The "FINAL PROSPECTUS" shall mean the prospectus supplement (including the statement of additional information incorporated by reference therein) relating to the Shares that is first filed pursuant to Rule 497 after the Execution Time, together with the Basic Prospectus.

       The Investment Company Act and the Securities Act are hereinafter referred to collectively as the "ACTS," the Investment Advisers Act of 1940, as amended, is hereinafter referred to as the "ADVISERS ACT" and the rules and regulations of the Commission under the Acts, the Advisers Act and under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") are hereinafter referred to collectively as the "RULES AND REGULATIONS."

       For purposes of this Agreement, "OMITTING PROSPECTUS" means any advertisement used in the public offering of the Shares pursuant to Rule 482 of the Rules and Regulations ("RULE 482") and "TIME OF SALE PROSPECTUS" means the Preliminary Final Prospectus dated July 25, 2012, relating to the Shares, together with the pricing information as set forth in Schedule III. As used herein, the terms "Registration Statement," "Basic Prospectus," "Preliminary Final Prospectus," "Time of Sale Prospectus" and "Final Prospectus" shall include the documents, if any, incorporated by reference therein, including the statement of additional information.

          1. Representations and Warranties of the Fund and the Investment Advisors. The Fund and the Investment Advisors, jointly and severally, represent and warrant to and agree with each of the Underwriters as of the Execution Time, as of the Closing Date referred to in Section 5 hereof, and as of each Option Closing Date (if any) referred to in Section 3 hereof, that:

                  (a) The Fund meets the requirements for the use of Form N-2 under the Acts. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Fund or the Investment Advisors, threatened by the Commission. The Fund has filed one or more Preliminary Final Prospectuses, each of which has previously been furnished to you. The Fund will file with the Commission a Final Prospectus related to the Shares in accordance with Rule 497. As filed, such Final Prospectus shall contain, in all material respects, all information required by the Acts and the Rules and Regulations and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent the Final Prospectus is not complete at the Execution Time, contains only such specific additional information or other changes (beyond the Preliminary Final Prospectus, as amended or supplemented as of the Execution time), as the Fund advised you, prior to the Execution Time, would be included or made therein. At the Execution Time, the Registration Statement meets the requirements set forth in Rule 415(a)(1).

                  (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Basic Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Acts and the applicable Rules and Regulations thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Final Prospectus, as amended or supplemented, if applicable, will not, as of its date and the Closing Date (as defined in Section 5), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus based upon information relating to any Underwriter furnished to the Fund in writing by such Underwriter through you expressly for use therein.

                  (c) The Fund has been duly formed, is validly existing as a business trust in good standing under the laws of the Commonwealth of Massachusetts, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have (i) a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) a material adverse effect on the condition (financial or otherwise), prospects, earnings, business, properties or operations of the Fund whether or not arising from transactions in the ordinary course of business (a "FUND MATERIAL ADVERSE EFFECT"). The Fund has no subsidiaries.

                  (d) The Fund is registered with the Commission as a non-diversified, closed-end management investment company under the Investment Company Act and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the Fund's or Investment Advisor's knowledge, threatened by the Commission. No person is serving or acting as an officer or trustee of, or investment advisor to, the Fund except in accordance with the provisions of the Investment Company Act and the Advisers Act. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, no trustee of the Fund is an "interested person" of the Fund or an "affiliated person" of any Underwriter (each as defined in the Investment Company Act).

                  (e) Each of this Agreement, the Investment Management Agreement, the Sub-Advisory Agreement, the Administration and Accounting Services Agreement between BNY Mellon Investment Servicing (U.S.) Inc. (the "ADMINISTRATOR") and the Fund (the "ADMINISTRATION AGREEMENT"), the Custodian Agreement between The Bank of New York Mellon, as successor to BNY Mellon Investment Servicing Trust Company (formerly PFPC Trust Company) (the "CUSTODIAN") and the Fund (the "CUSTODIAN AGREEMENT"), the Transfer Agency Services Agreement between BNY Mellon Investment Servicing (US) Inc., formerly known as PNC Global Investment Servicing (U.S.) Inc. (the "TRANSFER AGENT") and the Fund (the "TRANSFER AGENCY AGREEMENT") and the Committed Facility Agreement between BNP Paribas Prime Brokerage Inc. and the Fund ( the "COMMITTED FACILITY AGREEMENT") (this Agreement, the Investment Management Agreement, the Sub-Advisory Agreement, the Administration Agreement, the Custodian Agreement, the Transfer Agency Agreement and the Committed Facility Agreement being referred to herein collectively as the "FUNDAMENTAL AGREEMENTS") has been duly authorized, executed and delivered by the Fund and complies, in all material respects, with the applicable provisions of the Acts, the

       Advisers Act and the applicable Rules and Regulations. The Fund has adopted the Dividend Reinvestment Plan (the "PLAN"). Each Fundamental Agreement, other than this Agreement, and the Plan is a valid and binding agreement of the Fund, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

                  (f) None of (1) the execution and delivery by the Fund of, and the performance by the Fund of its obligations under, each Fundamental Agreement or the adoption by the Fund of the Plan, or (2) the issue and sale by the Fund of the Shares as contemplated by this Agreement contravenes or will contravene any provision of applicable law or the declaration of trust and by-laws of the Fund, any agreement or other instrument binding upon the Fund or any other obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness, that is material to the Fund, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Fund, whether foreign or domestic. No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required for the performance by the Fund of its obligations under the Fundamental Agreements or the Plan, except such as have been obtained and as may be required by the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations, or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares.

                  (g) As of the Execution Time, the Fund has an authorized and outstanding capitalization as set forth under the heading "Actual" in the section of the Preliminary Final Prospectus and the Final Prospectus entitled "Capitalization" and, as of the Closing Date (without giving effect to any issuance of Additional Shares), the Fund shall have an authorized and outstanding capitalization as set forth under the heading "As Adjusted" in the section of the Final Prospectus entitled "Capitalization"; and the authorized capital stock of the Fund conforms in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Final Prospectus, and the declaration of trust and by-laws of the Fund, the Fundamental Agreements and the Plan conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Final Prospectus.

                  (h) The declaration of trust and by-laws of the Fund, the Fundamental Agreements and the Plan comply, in all material respects, with the applicable provisions of the Acts and the applicable Rules and Regulations, and all approvals of such documents required under the Investment Company Act by the Fund's shareholders or board of trustees have been obtained and are in full force and effect.

                  (i) The Fundamental Agreements (other than this Agreement) and the Plan are in full force and effect and neither the Fund nor, to the Fund's or the Investment Advisors' knowledge, any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default thereunder. The Fund is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected.

                  (j) The Common Shares and preferred shares, if any, outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, shareholders of a Massachusetts business trust may under certain circumstances be held personally liable for obligations of the Fund. The Common Shares and preferred shares, if any, outstanding prior to the issuance of the Shares are not entitled to preemptive or other rights to subscribe for the shares.

                  (k) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (l) The Shares and any Common Shares outstanding prior to the issuance of the Shares have been approved for listing on the NYSE Amex LLC ("NYSE AMEX"), subject to official notice of issuance. The Fund's Registration Statement on Form 8-A under the Exchange Act is effective.

                  (m) Each Omitting Prospectus (i) complies with the requirements of Rule 482, (ii) does not contain an untrue statement of a material fact, (iii) complied and will comply in all material respects with the Acts, the Rules and Regulations and the rules and regulations of the Financial Industry Regulatory Authority ("FINRA") and (iv) if required, has been duly filed with FINRA and FINRA has issued no objections with respect thereto. Except for the Omitting Prospectuses identified on Schedule II hereto, the Fund has not prepared, used or referred to and will not, without your prior written consent, prepare, use or refer to any prospectus in reliance upon Rule 482.

                  (n) The Fund has filed all tax returns with respect to each jurisdiction in which such returns are required to be filed or has duly requested extensions thereof, and all such returns are complete and correct in all material respects. The Fund has paid all taxes and any related assessments, fines or penalties to all jurisdictions in which such taxes, assessments, fines or penalties are required to be paid, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided in accordance with U.S. GAAP. The Fund has not received notice of any tax deficiency.

                  (o) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Fund from that set forth in the Time of Sale Prospectus, and there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

                  (p) There are no legal or governmental proceedings pending or threatened to which the Fund is a party or to which any of the properties of the Fund is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Fund Material Adverse Effect, or on the power or ability of the Fund to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Final Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required, except that for the avoidance of doubt, this Agreement and the opinions and consents of counsel and Deloitte & Touche LLP, will be filed by a post-effective amendment to the Registration Statement.

                  (q) The Fund has all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale

       Prospectus and the Final Prospectus, except to the extent that the failure to obtain or file the foregoing would not have a Fund Material Adverse Effect.

                  (r) Each Preliminary Final Prospectus relating to the Shares (including the statement of additional information incorporated therein by reference) filed as part of the Registration Statement as originally filed or as part of any amendment thereto, and the Final Prospectus filed pursuant to Rule 497 under the Securities Act, complied when so filed in all material respects with the Acts and the applicable Rules and Regulations.

                  (s) The financial statements, together with related schedules and notes, included in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus present fairly, in all material respects, the financial position of the Fund as of the date indicated and said statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the other financial and statistical information and data included in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus are accurately derived from such financial statements and the books and records of the Fund. Deloitte & Touche LLP, whose report appears in the Time of Sale Prospectus and the Final Prospectus and who has certified the financial statements and supporting schedules, if any, included in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus is an independent registered public accounting firm as required by the Acts and the applicable Rules and Regulations.

                  (t) There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the Time of Sale Prospectus and the Final Prospectus, other than as described therein.

                  (u) All advertisements authorized by the Fund for use in the offering of the Shares complied and will comply in all material respects with the requirements of the Acts, the applicable Rules and Regulations and the rules and regulations of FINRA and there are no such advertisements other than the Omitting Prospectuses identified in
       Schedule II hereto.

                  (v) There are no contracts, agreements or understandings between the Fund and any person granting such person the right to require the Fund to file a registration statement under the Securities Act with respect to any securities of the Fund or to require the Fund to include such securities with the Shares registered pursuant to the Registration Statement.

                  (w) The expense summary information set forth in the Time of Sale Prospectus and the Final Prospectus in the Fee Table has been prepared, in all material respects, in accordance with the requirements of Form N-2 and any fee projections or estimates, if applicable, are reasonably based.

                  (x) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, (i) the Fund has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Fund has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock since the most recent dividend payment on April 30, 2012 (other than, in the event this representation and warranty is made after the Closing Date, ordinary and customary dividends declared and payable after the Closing Date); and
       (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Fund except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, respectively.

                  (y) The Fund owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by it, and the Fund has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Fund Material Adverse Effect.

                  (z) The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus and the Final Prospectus, since the date of the Fund's most recent audited financial statements included or incorporated by reference in the Time of Sale Prospectus and the Final Prospectus, there has been (i) no material weakness in the Fund's internal control over financial reporting (whether or not remediated) and
       (ii) no change in the Fund's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund's internal control over financial reporting.

                  (aa) Neither the Fund nor any employee nor agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention is of a character to be disclosed in the Time of Sale Prospectus, the Final Prospectus or the Registration Statement.

                  (bb) The Transfer Agent is duly enrolled as a participant in the Fast Automated Transfer Program (FAST) of The Depository Trust Company ("DTC").

                  (cc) At the Execution Time, the Purchase Price (defined below) exceeds the net asset value per Common Share (exclusive of any distributing commission or discount) in accordance with Section 23(b) of the Investment Company Act.

                  (dd) The questionnaires relating to the FINRA Corporate Financing Rule provided to the Underwriters or to the counsel for the Underwriters, if any, in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA's conduct rules is true, complete and correct in all material respects.

                  (ee) The Fund maintains "disclosure controls and procedures" (as such term is defined in Rule 30a-3 under the Investment Company Act); such disclosure controls and procedures are effective as required by the Investment Company Act and the Investment Company Act rules and regulations.

                  (ff) The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Fund, including policies and procedures that provide oversight of compliance by each Investment Advisor, administrator and transfer agent of the Fund.

                  (gg) Neither the Fund nor any of its trustees, officers, or employees, nor, to the Fund's knowledge, any agent or representative of the Fund, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any "government official" (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Fund has conducted its businesses in compliance with applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder ("FCPA"), and has instituted and maintains and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

                  (hh) There is and has been no failure on the part of the Fund or any of the Fund's trustees or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith applicable to them.

                  (ii) The operations of the Fund are and have been conducted at all times in compliance in all material respects with the applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Fund conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "ANTI-MONEY LAUNDERING LAWS"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Fund, threatened.

                  (jj) (i) Neither the Fund nor any trustee, officer, or employee thereof, nor, to the Fund's knowledge, any agent, affiliate or representative of the Fund, is an individual or entity ("PERSON") that is, or is owned or controlled by a Person that is:

                              (A) the subject of any sanctions administered or
                        enforced by the U.S. Department of Treasury's Office of Foreign Assets Control ("OFAC"), the United Nations Security Council ("UNSC"), the European Union ("EU"), Her Majesty's Treasury ("HMT"), or other relevant sanctions authority (collectively, "SANCTIONS"), or

                              (B) located, organized or resident in a country or
                        territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

                        (ii) The Fund will not, directly or indirectly, use the
                  proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

                              (A) to fund or facilitate any activities or
                        business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

                              (B) in any other manner that will result in a
                        violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

                        (iii) For the past 5 years, the Fund has not knowingly
                  engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

          2. Representations and Warranties of the Investment Advisors. Each Investment Advisor, severally and not jointly, represents and warrants to and agrees with each of the Underwriters as of the Execution Time, as of the Closing Date referred to in Section 5 hereof, and as of each Option Closing Date (if any) referred to in Section 3 hereof, that:

                  (a) Such Investment Advisor has been duly organized, is validly existing as a limited partnership or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have (i) a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) a material adverse effect on the condition (financial or otherwise), prospects, earnings, business, properties or operations of such Investment Advisor whether or not arising from transactions in the ordinary course of business (an "INVESTMENT ADVISOR MATERIAL ADVERSE EFFECT"). Such Investment Advisor has no subsidiaries.

                  (b) Such Investment Advisor is duly registered as an investment advisor under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Management Agreement or Sub-Advisory Agreement as an investment advisor to the Fund as contemplated by the Time of Sale Prospectus and the Final Prospectus, in the case of the Advisor, or from acting as the subadvisor under the Sub-Advisory Agreement, in the case of the Subadvisor, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of such Investment Advisor, threatened by the Commission.

                  (c) Each of this Agreement, the Investment Management Agreement, the Sub-Advisory Agreement and the Administration Agreement (collectively, the "ADVISOR AGREEMENTS") has been duly authorized, executed and delivered by such Investment Advisor and complies in all material respects with the applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations. Each of the Advisor Agreements is a valid and binding agreement of such Investment Advisor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and by equitable principles of general applicability.

                  (d) The execution and delivery by such Investment Advisor of, and the performance by such Investment Advisor of its obligations under the Advisor Agreements will not contravene any provision of applicable law or the certificate of formation, the certificate of limited partnership, the limited liability company agreement or the limited partnership agreement, as the case may be, of such Investment Advisor or any agreement or other instrument binding upon the Investment Advisor that is material to such Investment Advisor, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Investment Advisor, whether foreign or domestic. No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required for the performance by such Investment Advisor of its obligations under the Advisor Agreements, except such as have been obtained and as may be required by the Acts, the Advisers Act, the Exchange Act or the applicable Rules and Regulations, or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares.

                  (e) There are no legal or governmental proceedings pending or, to the knowledge of such Investment Advisor, threatened to which such Investment Advisor is a party or to which any of the properties of such Investment Advisor is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have an Investment Advisor Material Adverse Effect, or on the power or ability of such Investment Advisor to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (f) Such Investment Advisor has all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus and the Final Prospectus, except to the extent that the failure to obtain or file the foregoing would not have an Investment Advisor Material Adverse Effect or a Fund Material Adverse Effect.

                  (g) Such Investment Advisor has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Time of Sale Prospectus and the Final Prospectus and by the Advisor Agreements.

                  (h) The Investment Management Agreement and the Sub-Advisory Agreement are in full force and effect and neither the Fund nor any Investment Advisor is in default thereunder, and, no event has occurred which with the passage of time or the giving of notice or both would constitute a default under such document. Each Investment Advisor is not in violation of its organizational documents or in default under any agreement, indenture or instrument, where such violation or default would reasonably be expected to have an Investment Advisor Material Adverse Effect.

                  (i) All information furnished by such Investment Advisor for use in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, including, without limitation, the description of such Investment Advisor, does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

                  (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of such Investment Advisor from that set forth in the Time of Sale Prospectus, and there have been no transactions entered into by such Investment Advisor which are material to such Investment Advisor other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

                  (k) Neither such Investment Advisor nor any of its directors, partners, managers, officers, or employees, nor, to such Investment Advisor's knowledge, any agent or representative of such Investment Advisor, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any "government official" (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and such Investment Advisor has conducted its businesses in compliance with applicable anti-corruption laws, including the FCPA, and has instituted and maintains and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

                  (l) The operations of such Investment Advisor are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank

       Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Investment Advisor with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of such Investment Advisor, threatened.

                  (m) (i) Neither such Investment Advisor of its directors, partners, managers, officers, or employees thereof, nor, to such Investment Advisor's knowledge, any agent, affiliate or representative of such Investment Advisor, is a Person that is, or is owned or controlled by a Person that is:

                              (A) the subject of any Sanctions, or

                              (B) located, organized or resident in a country or
                        territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

                        (ii) Such Investment Advisor will not, directly or
                  indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

                              (A) to fund or facilitate any activities or
                        business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

                              (B) in any other manner that will result in a
                        violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

                        (iii) For the past 5 years, such Investment Advisor has
                  not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

          3. Agreements to Sell and Purchase. The Fund hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Fund the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $29.28 a share (the "PURCHASE PRICE").

       On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Fund agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 360,000 Additional Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Fund and paid or payable on the Firm Shares, but not payable on the Additional Shares. Morgan Stanley & Co. LLC may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 45 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "OPTION CLOSING DATE"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

       The Fund hereby agrees that, without the prior written consent of each of Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and RBC Capital Markets, LLC, on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Final Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any other securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The agreements contained in this paragraph shall not apply to the Shares to be sold hereunder or any Common Shares issued pursuant to the

Plan. If: (1) during the last 17 days of the restricted period the Fund issues an earnings release or material news or a material event relating to the Fund occurs; or (2) prior to the expiration of the restricted period, the Fund announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, the foregoing restrictions shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

          4. Terms of Public Offering. The Fund and the Investment Advisors are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Fund and the Investment Advisors are further advised by you that the Shares are to be offered to the public initially at $30.50 a share (the "PUBLIC OFFERING PRICE"), and to certain dealers selected by you at a price that represents a concession not in excess of $0.732 a share under the Public Offering Price.

          5. Payment and Delivery. Payment for the Firm Shares shall be made to the Fund in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on July 31, 2012, or at such other time on the same or such other date, not later than August 14, 2012, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

       Payment for any Additional Shares shall be made to the Fund in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than September 21, 2012, as shall be designated in writing by you.

       The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you through the facilities of DTC on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

          6. Conditions to the Underwriters' Obligations. The respective obligations of the Fund and the Investment Advisors and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement became effective prior to the date hereof.

       The several obligations of the Underwriters are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Fund or the Investment Advisors, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Fund and the Investment Advisors, to the effect that (i) the Final Prospectus has been filed and the Final Prospectus and any supplements thereto have been filed in the manner and within the time period required by Rule 497, (ii) no stop order suspending the effectiveness of the Registration Statement is in effect or any notice objecting to its use or order pursuant to Section 8(e) of the Investment Company Act shall have been issued and no proceedings for such purpose are, as of the Closing Date, pending before or threatened by the Commission and any request of the Commission for additional information (to be included in the Registration Statement or Final Prospectus or otherwise) shall have been complied with in all material respects, (iii) the representations and warranties of the Fund and the Investment Advisors contained in this Agreement are true and correct as of the Closing Date, (iv) that each of the Fund and the Investment Advisors has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (v) the Purchase Price exceeds the net asset value per Common Share (exclusive of any distributing commission or discount) in accordance with Section 23(b) of the Investment Company Act.

       Each officer signing and delivering such a certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) Each of the Investment Advisors and the Fund shall have performed all of their respective obligations to be performed hereunder on or prior to the Closing Date.

                  (d) The Underwriters shall have received on the Closing Date an opinion of Chapman and Cutler LLP, special counsel for the Fund, dated the Closing Date, substantially in the form attached hereto as Exhibit A and Exhibit B.

                  (e) The Underwriters shall have received on the Closing Date
       (x) an opinion of Chapman and Cutler LLP, counsel for the Advisor, substantially in the form attached hereto as Exhibit C and (x), an opinion of Dechert LLP, counsel for the Subadvisor, substantially in the form attached hereto as Exhibit D, each dated the Closing Date.

                  (f) The Underwriters shall have received on the Closing Date the favorable opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the Closing Date, and covering such matters as the Underwriters shall reasonably request.

                  (g) The "lock up" agreements, each substantially in the form attached hereto as Exhibit E, between the Underwriters and each of the Fund, its trustees and the Investment Advisors delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date.

       In rendering its opinion described in Section 6(d) above, as to matters of Massachusetts law, Chapman and Cutler LLP may rely on the opinion of Bingham McCutchen LLP, so long as a copy of such opinion of Bingham McCutchen LLP is delivered to you and is in form and substance satisfactory to you and your counsel, and such opinion of Bingham McCutchen LLP expressly permits reliance thereon by Chapman and Cutler LLP and Simpson Thacher & Bartlett LLP for purposes of rendering their respective opinions.

       The opinions of Chapman and Cutler LLP and Dechert LLP described in Sections 6(d) and 6(e) above, respectively, shall be rendered to the Underwriters at the request of the Fund and shall so state therein.

                  (h) The Underwriters shall have received on the Closing Date a certificate from a duly authorized officer of the Custodian, certifying that the Custodian Agreement is in full force and effect and is a valid and binding agreement of the Custodian.

                  (i) The Underwriters shall have received on the Closing Date a certificate from a duly authorized officer of the Administrator certifying that the Administration Agreement is in full force and effect and is a valid and binding agreement of the Administrator.

                  (j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (k) All filings, applications and proceedings taken by the Fund and the Investment Advisors in connection with the organization and registration of the Fund and the Shares under the Acts and the applicable Rules and Regulations shall be satisfactory in form and substance to you and counsel for the Underwriters.

                  (l) No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Fund's standing as a registered investment company under the Investment Company Act or the standing of the Advisor or the Subadvisor as a registered investment advisor under the Advisers Act.

                  (m) The Shares shall have been duly authorized for listing on the NYSE Amex, subject only to official notice of issuance thereof.

       The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Fund and the Investment Advisors, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares, and officers' certificates and opinions of Chapman and Cutler LLP, Dechert LLP, Bingham McCutchen LLP and Simpson Thacher & Bartlett LLP to the effect set forth above, except that such certificates and opinions shall be dated as of the applicable Option Closing Date and statements and opinions above contemplated to be given as of the Closing Date shall instead be made and given as of such Option Closing Date.

          7. Covenants of the Fund and the Investment Advisors. In further consideration of the agreements of the Underwriters herein contained, the Fund and the Investment Advisors, jointly and severally, covenant and agree with each Underwriter as follows:

                  (a) To notify you immediately, and confirm such notice in writing, (i) of the institution of any proceedings pursuant to Section 8(e) of the Investment Company Act and (ii) of the happening of any event during the period mentioned in Section 7(h) below which in the judgment of the Fund makes any statement in the Notification, the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Final Prospectus untrue in any material respect or which requires the making of any change in or addition to the Notification, the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Final Prospectus in order to make the statements therein not misleading in any material respect. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or an order pursuant to Section 8(e) of the Investment Company Act, the Fund will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

                  (b) To furnish to you, without charge, three conformed copies of each of the Notification and the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of each of the Notification and the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 A.M. (New York City time) on the business day next succeeding the date of this Agreement and during the period mentioned in
       Section 7(d) below, as many copies of the Time of Sale Prospectus, the Final Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (c) During the period during which the Final Prospectus is required to be delivered in connection with the sale of the Shares, before amending or supplementing the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus or the Final Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (d) To furnish to you a copy of each proposed Omitting Prospectus to be prepared by or on behalf of, used by, or referred to by the Fund and not to use or refer to any proposed Omitting Prospectus to which you reasonably object.

                  (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Final Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply in all material respects with applicable law.

                  (f) The Fund will use the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus and direct the investment of net proceeds in such a manner as to comply with the investment objectives, policies and restrictions of the Fund as described in the Time of Sale Prospectus and the Final Prospectus.

                  (g) The Fund and the Investment Advisors will not take any action designed to cause or result in the manipulation of the price of any security of the Fund to facilitate the sale of Shares in violation of the Acts or the Securities Act and the applicable Rules and Regulations, or the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of Shares.

                  (h) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Final Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances when the Final Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the

       Underwriters, it is necessary to amend or supplement the Final Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Fund) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Final Prospectus so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when the Final Prospectus is delivered to a purchaser, be misleading or so that the Final Prospectus, as amended or supplemented, will comply in all material respects with applicable law.

                  (i) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (j) To make generally available to the Fund's security holders and, upon request, to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Fund occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations, including Rule 158, of the Commission thereunder.

                  (k) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Fund and the Investment Advisors under this Agreement, including: (i) the fees, disbursements and expenses of the Fund's counsel and the Fund's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Final Prospectus, the Basic Prospectus, the Time of Sale Prospectus, the Final Prospectus, and any Omitting Prospectus prepared by or on behalf of, used by, or referred to by the Fund and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all costs and expenses incident to listing the Shares on the NYSE Amex,
       (vi) the cost, if any, of printing certificates representing the Shares,
       (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses, if any, of the Fund relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Fund, travel and lodging expenses of the representatives and officers of the Fund and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Fund hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution" and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

                  (l) The Fund shall provide satisfactory evidence to the Underwriters that the Fund has filed a listing application for the Additional Shares with the NYSE Amex and the NYSE Amex has approved the listing of the Additional Shares.

          8. Indemnity and Contribution. (a) Each of the Fund and the Investment Advisors, jointly and severally, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each agent of any Underwriter and each director, officer or affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by any untrue statement or alleged untrue statement of a material fact contained in the

Registration Statement or any amendment thereof, any Omitting Prospectus except for the Omitting Prospectuses identified on Schedule II hereto, any Preliminary Final Prospectus (including any statement of additional information incorporated therein by reference), the Time of Sale Prospectus, or the Final Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Fund in writing by such Underwriter through you expressly for use therein.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Fund and the Investment Advisors, their respective directors or trustees (as the case may be), and each officer of the Fund who signed the Registration Statement and each person, if any, who controls the Fund or any Investment Advisor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Fund and the Investment Advisors to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Fund in writing by such Underwriter through you expressly for use in the Registration Statement, any Preliminary Final Prospectus (including any statement of additional information incorporated therein by reference), the Time of Sale Prospectus, any Omitting Prospectus or the Final Prospectus or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for
       (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, all persons who are agents of any Underwriters or all persons who are directors, officers or affiliates of any Underwriters within the meaning of Section 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Fund, its trustees, its officers who signed the Registration Statement and each person, if any, who controls the Fund within the meaning of either such Section, and
       (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Investment Advisors, its directors, trustees or control persons, as the case may be, and each person, if any, who controls any of the Investment Advisors within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons, agents, directors, officers and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. LLC, Citigroup Global Markets Inc and RBC Capital Markets, LLC. In the case of any such separate firm for the Fund, and such trustees, officers and control persons of the Fund, such firm shall be designated in writing by the Fund. In the case of any such separate firm for the Investment Advisors, and such directors and control persons of the Investment Advisors, such firm shall be designated in writing by the Advisor. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Advisors on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Fund and the Investment Advisors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Fund and the Investment Advisors on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Fund and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Final Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Fund and the Investment Advisors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund or any of the Investment Advisors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this
       Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. Each of the Investment Advisors agrees to pay any amounts that are payable by the Fund pursuant to this paragraph to the extent that the Fund fails to make all contributions required to be made by the Fund pursuant to this Section 8.

                  (e) The Fund, the Investment Advisors and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Fund and each of the Investment Advisors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any agent of any Underwriter or any director, officer or affiliate of any Underwriter or by or on behalf of any of the Investment Advisors, their officers or directors or any person controlling the Investment Advisors or by or on behalf of the Fund, its officers or trustees or any person controlling the Fund and (iii) acceptance of and payment for any of the Shares.

          9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Fund, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Fund shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Final Prospectus.

          10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. (the "EXECUTION TIME").

       If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Fund for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Fund or the Investment Advisors. In any such case either you or the Fund shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Final Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

       If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Fund or any of the Investment Advisors to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Fund or any of the Investment Advisors shall be unable to perform its obligations under this Agreement, the Fund and the Investment Advisors, jointly and severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Fund, the Investment Advisors and the Underwriters with respect to the preparation of any Preliminary Final Prospectus, the Registration Statement, the Basic Prospectus, the Preliminary Final Prospectus, the Time of Sale Prospectus, the Final Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

                  (b) The Fund and the Investment Advisors acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm's length, are not agents of, and owe no fiduciary duties to, the Fund, the Investment Advisors or any other person, (ii) the Underwriters owe the Fund and the Investment Advisors only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Fund and the Investment Advisors. The Fund and the Investment Advisors waive to the full extent permitted by applicable law any claims any of them may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

          12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Fund, shall be delivered, mailed or sent to First Trust Energy Income and Growth Fund, First Trust Portfolios L.P., 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187, Attn: W. Scott Jardine, Esq.; if to the Advisor, shall be delivered, mailed or sent to First Trust Portfolios L.P., 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187, Attn: W. Scott Jardine, Esq.; and if to the Subadvisor, shall be delivered, mailed or sent to Energy Income Partners, LLC, 49 Riverside Avenue, Westport, Connecticut 06880,
Attn: Jim Murchie.

          16. Disclaimer of Liability of Trustees and Beneficiaries. A copy of the Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice hereby is given that this Agreement is executed on behalf of the Fund by an officer or Trustee of the Fund in his or her capacity as an officer or Trustee of the Fund and not individually and that the obligations under or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund.

                            [Signature Pages Follow]

                                   Very truly yours,
                                   FIRST TRUST ENERGY INCOME AND GROWTH FUND


                                   By:      /s/ Mark R. Bradley
                                            -----------------------------------
                                            Name:    Mark R. Bradley
                                            Title:   President and Chief
                                                     Executive Officer



                                   FIRST TRUST ADVISORS L.P.


                                   By:      /s/ Mark R. Bradley
                                            -----------------------------------
                                            Name:    Mark R. Bradley
                                            Title:   Chief Financial Officer and
                                                     Chief Operating Officer



                                   ENERGY INCOME PARTNERS, LLC


                                   By:      /s/ Eva Pao
                                            -----------------------------------
                                            Name:    Eva Pao
                                            Title:   Member, Vice President and
                                                     Secretary






                   [Signature page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
RBC Capital Markets, LLC

Acting severally on behalf of themselves and the several Underwriters named in
  Schedule I hereto



By:       Morgan Stanley & Co. LLC


By:       /s/ Jon Zimmerman
          --------------------------------------------
          Name:   Jon Zimmerman
          Title:  Vice President



[By:      Citigroup Global Markets Inc.


By:       /s/ Kevin Deignan
          --------------------------------------------
          Name:   Kevin Deignan
          Title:  Managing Director



By:       RBC Capital Markets, LLC


By:       /s/ Jennifer Caruso
          --------------------------------------------
          Name:   Jennifer Caruso
          Title:  Director







                   [Signature page to Underwriting Agreement]

                                                                      SCHEDULE I


                                                                  NUMBER OF FIRM
                                                                   SHARES TO BE
                            UNDERWRITER                             PURCHASED

Morgan Stanley & Co. LLC...................................           780,000

Citigroup Global Markets Inc...............................           780,000

RBC Capital Markets, LLC...................................           360,000

Oppenheimer & Co. Inc......................................           240,000

Robert W. Baird & Co. Incorporated ........................           240,000
                                                                 ---------------
         Total:............................................         2,400,000
                                                                 ===============

                                                                     SCHEDULE II


                             OMITTING PROSPECTUSES

1.   Launch press release dated July 25, 2012.

2.   Pricing press release dated July 26, 2012.

                                                                    SCHEDULE III



1.   Price per Share to the public:  $30.50

2.   Number of Shares sold:     2,400,000

3.   Number of Additional Shares:    360,000

4.   Underwriting discount:     4.00%